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                                                                    EXHIBIT 23.1



                        [LETTERHEAD OF BRISCOE & BURKE
                  CERTIFIED PUBLIC ACCOUNTANTS APPEARS HERE]









                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------




We consent to the incorporation by reference in the registration statement of LaTex Resources, Inc. (the "Company") on Form S-8 of our report dated November 6,1996, on our audits of the consolidated financial statements of the Company for the years ending July 31, 1996, 1995, and 1994, respectively, which report is included in the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996.







                                               /s/ Briscoe & Burke
                                            ----------------------------
                                                   BRISCOE & BURKE
                                            Certified Public Accountants


November 6, 1996
Tulsa, Oklahoma